As filed with the Securities and Exchange Commission on June 22, 2018

Registration No. 333-196705

Registration No. 333-179187

Registration No. 333-164735

Registration No. 333-149007

Registration No. 333-143743

Registration No. 333-129010

Registration No. 333-113040

Registration No. 333-113039

Registration No. 333-55588

Registration No. 333-40715

Registration No. 33-53381

Registration No. 33-05913

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-196705)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-179187)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-164735)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-149007)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-143743)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-129010)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-113040)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-113039)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-55588)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-40715)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 33-53381)

Post-Effective Amendment No. 3 to Form S-8 Registration Statement (No. 33-05913)

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Analogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	04-2454372
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

8 Centennial Drive

Peabody, MA 01960

(Address of principal executive offices)

Amended and Restated 2009 Stock Incentive Plan

2009 Stock Incentive Plan

Analogic Corporation Non-Employee Director Stock Plan

Analogic Corporation 2007 Stock Option Plan

Analogic Corporation 2007 Restricted Stock Plan

Key Employee Incentive Stock Option Plan dated June 11, 1998

Key Employee Stock Bonus Plan dated October 12, 2000

1997 Non-qualified Stock Option Plan for Non-employee Directors

1993 Key Employee Incentive Stock Option Plan

Employee Stock Purchase Plan

(Full title of the plan)

Fred B. Parks

President and Chief Executive Officer

Analogic Corporation

8 Centennial Drive

Peabody, Massachusetts 01960

(Name and address of agent for service)

978-326-4000

(Telephone number, including area code, of agent for services)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”) filed by Analogic Corporation (the “Company”) with the U.S. Securities and Exchange Commission (“the SEC”):

•	Registration Statement No. 333-196705, filed with the SEC on June 12, 2014, pertaining to the registration of 2,253,518 shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), issuable pursuant to the Company’s Amended and Restated 2009 Stock Incentive Plan.

•	Registration Statement No. 333-179187, filed with the SEC on January 26, 2012, pertaining to the registration of 600,000 shares of Common Stock issuable pursuant to the Company’s Amended and Restated 2009 Stock Incentive Plan.

•	Registration Statement No. 333-164735, filed with the SEC on February 5, 2010, pertaining to the registration of 1,600,000 shares of Common Stock issuable pursuant to the Company’s 2009 Stock Incentive Plan.

•	Registration Statement No. 333-149007, filed with the SEC on February 1, 2008, pertaining to the registration of 100,000 shares of Common Stock issuable pursuant to the Company’s Non-Employee Director Stock Plan.

•	Registration Statement No. 333-143743, filed with the SEC on June 14, 2007, pertaining to the registration of 250,000 shares of Common Stock issuable pursuant to the Company’s 2007 Stock Option Plan and 500,000 shares of Common Stock issuable pursuant to the Company’s 2007 Restricted Stock Plan.

•	Registration Statement No. 333-129010, filed with the SEC on October 14, 2005, pertaining to the registration of 827,053 shares of Common Stock issuable pursuant to the Company’s Key Employee Incentive Stock Option Plan dated June 11, 1998.

•	Registration Statement No. 333-113040, filed with the SEC on February 24, 2004, pertaining to the registration of 200,000 shares of Common Stock issuable pursuant to the Company’s Key Employee Stock Bonus Plan dated October 12, 2000.

•	Registration Statement No. 333-113039, filed with the SEC on February 24, 2004, pertaining to the registration of 100,000 shares of Common Stock issuable pursuant to the Company’s 1997 Non-qualified Stock Option Plan for Non-employee Directors.

•	Registration Statement No. 333-55588, filed with the SEC on February 14, 2001, pertaining to the registration of 100,000 shares of Common Stock issuable pursuant to the Company’s Key Employee Stock Bonus Plan Dated October 12, 2000.

•	Registration Statement No. 333-40715, filed with the SEC on November 21, 1997, pertaining to the registration of 50,000 shares of Common Stock issuable pursuant to the Company’s 1997 Non-qualified Stock Option Plan for Non-employee Directors.

•	Registration Statement No. 33-53381, filed with the SEC on April 29, 1994, pertaining to the registration of 500,000 shares of Common Stock issuable pursuant to the Company’s 1993 Key Employee Incentive Stock Option Plan.

•	Registration Statement No. 33-05913, filed with the SEC on May 22, 1986, pertaining to the registration of 700,000 shares of Common Stock issuable pursuant to the Company’s Employee Stock Purchase Plan

The Company is filing these Post-Effective Amendments to the Registration Statements to withdraw and remove from registration the unissued securities issuable by the Company pursuant to the above referenced Registration Statements.

On June 22, 2018, pursuant to the terms of an Agreement and Plan of Merger, dated as of April 10, 2018 (the “Merger Agreement”), by and among the Company, ANLG Holding Company, Inc., a Delaware corporation (“Parent”), and AC Merger Sub, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”), at which time the Company’s equity securities ceased to be publicly traded.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered under the Registration Statements that remain unsold as of the date hereof and terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Framingham, Commonwealth of Massachusetts, on June 22, 2018.

ANALOGIC CORPORATION

By:	/s/ Fred B. Parks
Fred B. Parks
President and Chief Executive Officer